Exhibit 5.01

               LEGAL OPINION OF BROWN RUDNICK BERLACK ISRAELS LLP

                                                           September 26, 2005


Pressure BioSciences, Inc.
321 Manley Street
West Bridgewater, MA 02379


         RE:   Pressure BioSciences, Inc. Registration Statement on Form S-8
               -------------------------------------------------------------

Ladies and Gentlemen:

         We are general counsel to Pressure BioSciences, Inc., a Massachusetts corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to 1,000,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), and 1,000,000 preferred share purchase rights (the "Rights").

         The Shares are issuable pursuant to awards granted under the Company's 2005 Equity Incentive Plan (the "2005 Plan"). The 1,000,000 Rights being registered pursuant to the Registration Statement represent one Right that may be issued in connection with each of the Shares issuable under the 2005 Plan.

         In connection with this opinion, we have examined the following documents (collectively, the "Documents"):

              1. a copy of the Restated Articles of Incorporation, as amended, of the Company as in effect on the date hereof;

              2. a copy of the Amended and Restated Bylaws of the Company, as amended and in effect on the date hereof;

              3. a Secretary's Certificate certifying certain proceedings of stockholders and directors of the Company;

              4.  the 2005 Plan;

              5. the Rights Agreement dated February 27, 2003 between the Company and Computershare Trust Company, Inc.
                  ("Computershare"), as amended by Amendment No. 1 to the Rights Agreement dated April 16, 2004 between the Company and Computershare (the "Rights Agreement"); and

              6.  the Registration Statement.

         For purposes of this opinion, we have assumed without any investigation: (1) the legal capacity of each natural person; (2) the genuineness of each signature; (3) the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy; and (4) the completeness, accuracy and proper indexing of all governmental records.

         We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. Nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

         Our opinions contained herein are limited to the laws of the Commonwealth of Massachusetts, including the statutory provisions, and reported judicial decisions interpreting these laws, and the federal law of the United States of America.

         Our opinions hereafter expressed are based solely upon: (1) our review of the Documents; (2) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (3) such review of published sources of law as we have deemed necessary.

         Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized and, when issued in accordance with the terms and conditions of the 2005 Plan, will be validly issued, fully paid and nonassessable and (ii) the Rights have been duly authorized and, when issued in accordance with the terms and conditions of the Rights Agreement and with the terms and conditions of the 2005 Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.


                                       Very truly yours,

                                       /s/ BROWN RUDNICK BERLACK ISRAELS LLP

SRL/MSG/PLK